SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            INVESTORS TITLE COMPANY
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

       (LOGO OF INVESTORS TITLE COMPANY APPEARS HERE)
         121 North Columbia Street, Chapel Hill, North Carolina 27514
                                 (919) 968-2200

         -------------------------------------------------------------


   April 13, 1999



   Dear Shareholders:


     You are cordially invited to attend the Annual Meeting of Shareholders to be held in the Investors Title Building, 121 North Columbia Street, Chapel Hill, North Carolina on Tuesday, May 11, 1999, at 11:00 A.M.


     The Annual Meeting will begin with a review of the activities of the Company for the past year and a report on current operations during the first quarter of 1999, followed by discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement.


   The Board of Directors unanimously recommends that you vote "FOR" the election of the directors nominated to serve until the Annual Meeting of Shareholders in 2002.


     I URGE YOU TO REVIEW THE PROXY STATEMENT, SIGN AND DATE YOUR PROXY, AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


     If you attend the meeting, you may, of course, choose to revoke your proxy and personally cast your vote.


                                                Cordially,
                                            /S/ J.Allen Fine

                                                J. Allen Fine
                                                Chief Executive Officer

       (LOGO OF INVESTORS TITLE COMPANY APPEARS HERE)

         121 North Columbia Street, Chapel Hill, North Carolina 27514
                                (919) 968-2200


      -------------------------------------------------------------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held on May 11, 1999
      -------------------------------------------------------------------
     The Annual Meeting of the Shareholders of Investors Title Company will be held at 121 North Columbia Street, Chapel Hill, North Carolina, on Tuesday, May 11, 1999 at 11:00 A.M. E.D.T., for the following purposes:


      To elect four directors for three-year terms or until their successors are elected and qualified.


       To consider any other business that may properly come before the meeting.


     Shareholders of record of Common Stock of the Company at the close of business on March 29, 1999 are entitled to vote at the meeting and any adjournments thereof.


                                By Order of the Board of Directors:
                              /s/ L. Dawn Martin

                                  L. Dawn Martin
                                  Vice President and Assistant Secretary



--------------------------------------------------------------------------------
IMPORTANT - YOUR PROXY IS ENCLOSED. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR THAT PURPOSE. IT WILL ASSIST THE COMPANY IN KEEPING DOWN THE EXPENSES OF THE MEETING IF ALL SHAREHOLDERS RETURN THEIR
SIGNED PROXIES PROMPTLY. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND THE MEETING.

                                PROXY STATEMENT

--------------------------------------------------------------------------------
                         Annual Meeting of Shareholders
                           To Be Held on May 11, 1999
--------------------------------------------------------------------------------
     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Investors Title Company of proxies to be voted at the Annual Shareholders' Meeting to be held at 121 North Columbia Street, Chapel Hill, North Carolina, on May 11, 1999 at 11:00 A.M. E.D.T., and at all adjournments thereof. Shareholders of record at the close of business on March 29, 1999 are entitled to notice of and to vote at the meeting and any adjournments thereof.

     Proxy Solicitation by the Board of Directors. The solicitation of proxies will be by mail and is made on behalf of the Board of Directors. The cost of solicitation of proxies will be borne by the Company. Copies of proxy material and of the Annual Report for 1998 will be provided to brokers, dealers, banks and voting trustees or their nominees for the purpose of soliciting proxies from the beneficial owners, and the Company will reimburse these record holders for their out-of-pocket expenses.

     Revocability of Proxy. Each proxy executed and returned by a shareholder may be revoked at any time thereafter except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

     Voting Securities. On March 29, 1999, the Company had a total of 2,855,744 shares of Common Stock outstanding, its only class of issued and outstanding capital stock. Of these shares, 2,804,104 shares are entitled to one vote per share and 51,640 shares are held by a subsidiary of the Company and, by State law, are not entitled to vote. A majority of the shares entitled to vote at the meeting, represented at the meeting in person or by proxy, will constitute a quorum.

     Annual Report to Shareholders. An Annual Report of the Company for the calendar year 1998 including financial statements and auditors' opinion, along with this Proxy Statement and proxy form, are being first mailed to the Company's shareholders on or about April 13, 1999.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
     During the year ended December 31, 1998, the Board of Directors held four meetings. All incumbent directors and nominees attended 75% or more of the aggregate number of meetings of the Board of Directors and committees of the Board on which they served.

     The Corporation's Board of Directors has a Compensation Committee, a Nominating Committee and an Audit Committee.

     In 1998, the Compensation Committee was composed of James R. Morton, Lillard H. Mount, A. Scott Parker, Jr. and A. Scott Parker III. Mr. Parker, Jr. served on this Committee until his term expired in May, 1998. The Committee is responsible for recommending to the Board of Directors the compensation and benefits to be paid to officers of the Company. The Compensation Committee met three times during 1998.

     In 1998, the Nominating Committee was composed of Loren B. Harrell, Jr.,
H. Joe King, Jr. and William J. Kennedy III. A slate of nominees for directors to present to the shareholders is recommended by the Nominating Committee and determined by at least a majority vote of those directors whose terms do not expire during the year in which the election of directors will be made. The Committee will consider nominees recommended by the shareholders. Any shareholder wishing to make a recommendation regarding a nominee for election at the 2000 Annual Meeting should submit such recommendation to the Assistant Secretary, Investors Title Company, P.O. Drawer 2687, Chapel Hill, North Carolina 27515-2687, no later than December 13, 1999. The Nominating Committee met one time during 1998.

     In 1998, the Audit Committee was composed of David L. Francis, William J. Kennedy III and H. Joe King, Jr. The Committee recommends to the Board of Directors the independent public accountants to be engaged by the Company, reviews the overall scope of the annual audit proposed by the independent public accountants, reviews internal audit procedures on various aspects of corporate operations and periodically consults with the independent public accountants on matters relating to internal financial controls and procedures. The Audit Committee met twice during 1998.

                            DIRECTORS' COMPENSATION
     Directors who are not employees of the Company receive an annual retainer for Board services of $3,000 and an attendance fee of $750 for each Directors' meeting attended in addition to actual travel expenses related to the meetings. Directors do not receive fees for committee meetings attended unless the committee meeting is held on a day other than the regularly scheduled board meeting date. The fee for such a committee meeting is $250. Directors who are employees of the Company are paid no fees or other remuneration for service on the Board or on any Board committee. All non-employee directors of the Company were granted a Nonqualified Stock Option, exercisable for 500 shares at $26.50 per share on May 12, 1998. These options were immediately exercisable and will expire on May 12, 2008.

                             EXECUTIVE COMPENSATION

The Compensation Committee Report on Executive Compensation
     The fundamental philosophy of Investors Title Company's compensation program is to provide competitive compensation opportunities for all employees based on the individual's personal performance, experience and contribution to the growth of the Company. In addition, it is the Company's goal to provide compensation opportunities that are comparable to those offered by other businesses in the area, thus allowing the Company to attract and retain experienced corporate officers and key employees with outstanding ability and to motivate them to perform to their fullest extent. The Company's compensation package is competitive with other employers' compensation benefits of comparable size in its area of operation.

     In evaluating the performance and establishing the incentive compensation of the Chief Executive Officer and other senior management, the Committee has reviewed management's effectiveness in increasing premiums written over the past three years, and its success in maximizing its sales efforts by expanding operations in other market areas.

     In reviewing management performance and compensation, the Committee also has taken into account management's consistent commitment to the long-term success of the Company through new innovations and intra-Company restructuring.


     Based upon the evaluation of these factors, the Committee believes that the senior management of the Company is dedicated to achieving long-term growth and that the compensation approved by the Committee has contributed to achieving this end.

     Compensation for each of the named executive officers, as well as other senior executives, consists of a base salary, a cash and/or stock bonus, incentive stock options and a contribution under a Simplified Employee Pension Plan. The Committee considers the total compensation of each of the named executive officers and other senior executives in establishing each element of compensation.

     Each year, the Chief Executive Officer reviews with the Committee the proposed annual salaries, and the Committee recommends any modifications it deems appropriate. Salaries are recommended by the Chief Executive Officer based on industry standards, national surveys, individual contribution and performance. The Committee also fixes the base salary of the Chief Executive Officer based on the same criteria and the Committee's assessment of his past performance and expectations as to future leadership of the Company's business.


     Stock and cash bonuses awarded to the named executive officers and other senior executives are based on their performance throughout the year.

     In determining the Chief Executive Officer's bonus award for 1998, the Committee considered, in addition to the factors discussed above pertaining to expanded markets and innovations, the Company's performance as reflected by the fact that revenues were at their highest since the Company's incorporation, and performance of the Company's competitors, as well as more subjective criteria.

     Periodically, the Committee considers the need to issue stock options, which are designed to link the concerns of the executives with those of the shareholders. Stock option grants provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. The Committee believes that past grants have successfully focused the Company's senior management on building profitability and shareholder value. The Chief Executive Officer is eligible to participate in the same executive compensation plans available to other senior executives.

     In establishing grants of stock options, the Chief Executive Officer reviews with the Committee the proposed option awards. Executive officers, other than senior executives, also participate in the Company's compensation program.


Submitted by:    James R. Morton   Lillard H. Mount   A. Scott Parker III

Dated March 10, 1999

Summary Compensation Table

     Shown below is information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended December 31, 1998, 1997 and 1996, of those persons who were, at December 31, 1998 (i) the Chief Executive Officer and (ii) the senior executive officers, other than the CEO, who earned more than $100,000 in salary and bonus during 1998 (the "Named Executive Officers").




                                                              Long Term Compensation
                                                              ----------------------
                                   Annual Compensation              Awards
                                   -------------------        ----------------------
                                                                   Securities
Name and                                                           Underlying             All Other
Principal                          Salary        Bonus              Options/            Compensation
Position                Year        ($)           ($)               SARs (#)                 ($)
-----------------------------------------------------------------------------------------------------
J. Allen Fine          1998      $218,192      $199,425               8,000              $  19,219(1)
Chief Executive        1997       212,565       124,405                  --                 93,086
Officer                1996       205,871       124,405                  --                 98,529
James A. Fine, Jr.     1998       131,625        55,000              10,000                 20,577(2)
President              1997        88,542        15,000                  --                 14,489
                       1996        72,500        17,036               2,000                 11,787
W. Morris Fine         1998       132,125        55,000              10,000                 20,622(3)
Executive Vice         1997        86,667        15,055                  --                 14,533
President              1996        69,167        24,080               2,000                 10,275

(1) Total represents $16,000 Company contribution to Simplified Employee Pension Plan, along with $3,219 Company-paid life insurance premiums.

(2) Total represents $16,000 Company contribution to Simplified Employee Pension Plan, along with $912 Company-paid life insurance premiums, and $3,665 Company-paid health insurance premiums.

(3) Total represents $16,000 Company contribution to Simplified Employee Pension Plan, along with $957 Company-paid life insurance premiums, and $3,665 Company-paid health insurance premiums.

Stock Options

     The following table sets forth certain information with respect to options granted to the Named Executive Officers during the fiscal year ended December 31, 1998.

                       Option Grants In Last Fiscal Year



                                                                                       Potential Realizable
                                                                                               (2)
                                                                                         Value at Assumed
                                                                                       Annual Rates of Stock
                                                                                        Price Appreciation
                                                                                                for
                               Individual Grants (1)                                       Option Term
------------------------------------------------------------------------------------   --------------------
                                      % of
                       Number of      Total
                       Securities     Options
                       Underlying     Granted to
                       Options        Employees
                       Granted        in Fiscal     Exercise or Base     Expiration
Name                   (#)            Year          Price ($/Sh)         Date          5% ($)      10%($)
----                   ------------   -----------   ------------------   -----------   ---------   --------
J. Allen Fine              8,000      15%                $  29.15        05/12/08      380,116     603,988
James A. Fine, Jr.        10,000      19%                   29.15        05/12/08      475,145     754,985
W. Morris Fine            10,000      19%                   29.15        05/12/08      475,145     754,985

(1) Incentive Stock Options granted pursuant to a Company stock option plan. Options are granted at 110% of fair market value on the date of grant because the Fine family stock ownership, by virtue of their familial relationship, on an aggregated basis in the Company, exceeds 10% of the total combined voting power of all classes of the Company's stock.

(2) As required by the Securities and Exchange Commission, the amounts shown assume a 5% and 10% annual rate of appreciation on the price of the Company's Common Stock throughout a ten year option term. There can be no assurance that the rate of appreciation assumed for purposes of this table will be achieved. The actual value of the stock options to the Named Executive Officers and all optionees as a group will depend on the future price of the Company's Common Stock.

     The following table shows stock options exercised by the Named Executive Officers during 1998, including the aggregate value of gains on the date of exercise (the "Value Realized"). In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1998. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.

    Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values




                                                       Number of
                                                       Securities        Value of (1)
                                                       Underlying        Unexercised
                                                       Unexercised       In-the-Money
                                                       Options at        Options at
                         Shares                        FY-End (#)        FY-End ($)
                         Acquired         Value
                         on               Realized     Exercisable/      Exercisable/
Name                     Exercise (#)     ($)          Unexercisable     Unexercisable
----------------------   --------------   ----------   ---------------   --------------
  J. Allen Fine              7,000         $53,890     3,800/            $34,950/
                                                       9,200              27,140
  James A. Fine, Jr.         1,800          10,010     4,800/             41,410/
                                                      10,200               5,400
  W. Morris Fine             1,600           8,580     2,600/             15,780/
                                                      10,200               5,400

(1) The closing price of the Common Stock on December 31, 1998, the last day of 1998 on which the Company's Common Stock traded, was $21.00.

                               PERFORMANCE GRAPH
     The following graph compares the cumulative total return among the Company's Common Stock, a broad equity market index (the NASDAQ Market Index) and a peer group index for the last five years. The peer group index (selected on the basis of SIC Codes for publicly-traded title insurance companies) consists of Alleghany Corporation, Fidelity National Financial, First American Financial Corporation, Investors Title Company, LandAmerica Financial Group, Inc., and Stewart Information Services Corporation.

                              [GRAPH APPEARS HERE]
                        1993      1994      1995      1996      1997      1998

                                              (DOLLARS)
INVESTORS TITLE CO       100      80.2     125.93    190.62    259.07    257.33

NASDAQ MARKET INDEX      100     104.99    136.18    169.23    207       291.96

PEER GROUP INDEX         100      77.47    110.68    126.62    200.85    233.97

                      ASSUMES $100 INVESTED ON JAN, O1,1994
                          ASSUMES DIVIDEND REINVESTED
                          FISCAL YEAR ENDING DEC 31,1998



                        EXECUTIVE EMPLOYMENT AGREEMENTS
     On February 9, 1984, Investors Title Insurance Company, a wholly owned subsidiary of the Company, entered into an employment agreement with J. Allen Fine, which provides, among other things, for a salary to be fixed by the Board of Directors, which shall not be less than $88,000 per annum. The agreement was for an initial term of five years, renewable annually thereafter until such time as Mr. Fine reaches age 70. The employment agreement provides that if the Company terminates his employment, with or without cause, for any reason other than death or disability, prior to Mr. Fine reaching age 70, he will be paid his monthly salary for a period of 60 months commencing on the first of the month following such termination. The agreement also provides that if Mr. Fine voluntarily terminates his employment for any reason other than retirement, death or disability, prior to age 65, he will be entitled to receive annual payments equal to one-half his average annual salary during the preceding three years, which sum shall be payable for five years in monthly installments commencing on the first of the month following the month in which his employment was terminated.

     Investors Title Insurance Company also entered into employment agreements with James A. Fine, Jr. and W. Morris Fine dated December 21, 1995. These employment agreements, which are substantially identical, provide that the employee shall not compete with the Company in the State of North Carolina for a period of two years following voluntary termination of employment. The agreements also provide that termination following certain events, such as a change in control of the Company, a diminution of the employee's duties and responsibilities, an increase in travel or a requirement that the employee render services outside the Chapel Hill area, would not be deemed a voluntary termination.



          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     For the year ended December 31, 1998, James R. Morton, Lillard H. Mount,
A. Scott Parker, Jr. and A. Scott Parker III served on the Compensation Committee. Mr. Parker, Jr. served on this Committee until his term expired in May, 1998. None of these directors are officers of the Company.

                 OWNERSHIP OF STOCK BY EXECUTIVE OFFICERS AND
                           CERTAIN BENEFICIAL OWNERS
     The following table indicates the persons known to the Company to be the owners of more than five percent (5%) of the Company's Common Stock as of March 29, 1999.

Title of    Name and Address of                   Amount and Nature           Percent
Class       Beneficial Owner                      of Beneficial Ownership     of Class
---------   -----------------------------------   -------------------------   ---------
 Common     Markel Corporation                           245,850 (1)          8.77%
 Stock      4551 Cox Road
            Glen Allen, Virginia 23060
            J. Allen Fine                                244,556 (2)          8.72%
            112 Carolina Forest
            Chapel Hill, North Carolina 27516

(1) Ownership as of December 31, 1998 as reported to the Company on a Schedule 13G dated February 12, 1999. According to the Schedule 13G, certain subsidiaries of Markel Corporation, as well as other investors advised by Markel Gayner Asset Management Corporation, have the right to receive dividends or proceeds from the sale of the Company's Common Stock. Each such holder, with the exception of Essex Insurance Company, a subsidiary of Markel, which beneficially owns 145,600 shares of the Company's Common Stock, holds an interest in less than 5% of the Company's outstanding Common Stock.

(2) This includes 1,800 shares of Common Stock that Mr. Fine has the right to purchase under presently exercisable stock options granted to him by the Company. Additionally, this includes 95,000 shares held by a limited partnership, of which Mr. Fine is a general partner.


     The table below sets forth the shares of the Company's Common Stock beneficially owned by each director, nominee for director, the Chief Executive Officer and the Named Executive Officers, and by all directors and executive officers as a group.

Title of           Name of                               Amount and Nature           Percent
Class              Beneficial Owner                      of Beneficial Ownership     of Class
----------------   -----------------------------------   -------------------------   ---------
  Common Stock     J. Allen Fine                                  244,556(1)            8.72%
                   David L. Francis                                54,166(2)            1.93%
                   W. Morris Fine                                  47,426(3)            1.69%
                   James A. Fine, Jr.                              45,724(4)            1.62%
                   A. Scott Parker III                             38,052(5)            1.36%
                   James R. Morton                                 19,565(2)               *
                   H. Joe King, Jr.                                18,776(6)               *
                   William J. Kennedy III                           3,000(2)               *
                   Lillard H. Mount                                 1,880                  *
                   Loren B. Harrell, Jr.                            1,000(2)               *
                   All Executive Officers and
                   Directors as a Group (12 persons)              486,011(7)           17.32%

     *Represents less than 1%.
(1) This total includes 1,800 shares of Common Stock that Mr. Fine has the right to purchase under presently exercisable stock options granted to him by the Company. Additionally, this includes 95,000 shares held by a limited partnership, of which Mr. Fine is a general partner.
(2) This total includes 1,000 shares of Common Stock available for purchase under presently exercisable stock options granted by the Company.
(3) This total includes 1,400 shares of Common Stock that Mr. Fine has the right to purchase under presently exercisable stock options granted to him by the Company. Additionally, this total includes shares beneficially owned by him as follows: 3,577 shares as Custodian for Louisa M. Fine, daughter; 5 shares as Custodian for A. Lundy Fine, daughter; and 470 shares of Nancy J. Fine, wife.
(4) This total includes 1,400 shares of Common Stock that Mr. Fine has the right to purchase under presently exercisable stock options granted to him by the Company. Additionally, this total includes shares beneficially owned by him as follows: 1,415 shares as Custodian for S. Benton Fine, son; and 546 shares of Leslie A. Fine, wife.
(5) This total includes 500 shares of Common Stock that Mr. Parker has the right to purchase under presently exercisable stock options granted to him by the Company. Additionally, this total includes shares beneficially owned as follows: 100 shares as custodian for A. Scott Parker IV, son; and 976 shares by wife, Millicent M. Parker.
(6) This total includes 1,000 shares of Common Stock that Mr. King has the right to purchase under presently exercisable stock options granted to him by the Company. Additionally, this total includes shares beneficially owned as follows: 700 shares by wife, Patsy T. King.
(7) This total includes 11,575 shares of Common Stock that all officers and directors, as a group, have the right to purchase under presently exercisable stock options granted to the officer or director by the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Based on a review of the reports of changes in beneficial ownership of Company Common Stock and written representations furnished to the Company, the Company believes that its officers, directors and holders of at least 10% of its Common Stock filed on a timely basis the reports required to be filed under
Section 16(a) of the Securities Exchange Act of 1934 during the year ended December 31, 1998, with the exception of James R. Morton, who had two untimely filings with respect to three purchase transactions that occurred in 1998. These transactions were reported on a Form 5 which was filed on a timely basis.




                                    ITEM 1

                             ELECTION OF DIRECTORS
     The Company's Board of Directors is composed of nine members divided into three classes with staggered terms of three years for each class. Upon the election of W. Morris Fine to the Board, the size of the Board will be increased to 10 members divided into three classes with staggered terms of three years for each class.

     Loren B. Harrell, Jr., H. Joe King, Jr. and William J. Kennedy III are nominated for re-election to serve for a three-year period or until their respective successors have been elected and qualified. W. Morris Fine has been nominated to this class of directors to serve for a three-year period or until his successor has been elected and qualified. The nominees will be elected if they receive a plurality of the votes cast for their election. Broker nonvotes will not affect the election results if a quorum is present. If any of the nominees should withdraw or otherwise become unavailable for reasons not presently known, shares represented by proxies may be voted for other persons in their place in accordance with the best judgments of the persons named in the Proxy.

     THE BOARD RECOMMENDS A VOTE 'FOR' THE ELECTION OF THE NOMINEES FOR
DIRECTORS.

     Information regarding the four nominees for election as directors and directors continuing in office is set forth below:



                                         Served as     Term
                                         Director      to
Name                             Age     Since         Expire
------------------------------   -----   -----------   -------
      Board
      Nominees:
      W. Morris Fine              32         --         2002
      Loren B. Harrell, Jr.       50        1996        2002
      H. Joe King, Jr.            66        1983        2002
      William J. Kennedy III      76        1987        2002
      Directors
      Continuing in
      Office:
      James A. Fine, Jr.          37        1997        2000
      James R. Morton             61        1985        2000
      Lillard H. Mount            85        1977        2000
      J. Allen Fine               64        1973        2001
      David L. Francis            66        1982        2001
      A. Scott Parker III         55        1998        2001

Biographical Information

Additional information regarding nominees for election as directors and directors continuing in office is set forth below.

Board Nominees:

W. Morris Fine is Executive Vice President and Secretary of Investors Title Company, President and Chief Operating Officer of Investors Title Insurance Company and Northeast Investors Title Insurance Company, and Vice President of Investors Title Exchange Corporation. Mr. Fine is the son of J. Allen Fine, Chief Executive Officer and Chairman of the Board of the Company, and brother of James A. Fine, Jr., President and Treasurer of the Company.

Loren B. Harrell, Jr. organized SoftPro Corporation in 1984 and has been President of that Company since its inception. SoftPro specializes in the research and development of software utilized by law firms, title companies, title insurance agents and lending institutions.

H. Joe King, Jr. retired as President and Chairman of the Board of Home Federal Savings & Loan Association in Charlotte, North Carolina and its parent company, HFNC Financial Corporation in 1998, where he had been employed since 1962.

William J. Kennedy III retired as President and Chief Executive Officer of North Carolina Mutual Life Insurance Company in 1990, where he had been employed since 1950.

Directors Continuing in Office:

James A. Fine, Jr. is President and Treasurer of Investors Title Company, Executive Vice President, Chief Financial Officer and Treasurer of Investors Title Insurance Company, Executive Vice President and Chief Financial Officer of Northeast Investors Title Insurance Company, and President of Investors Title Exchange Corporation and South Carolina Document Preparation Company. Additionally, Mr. Fine serves as Chairman of the Board of South Carolina Document Preparation Company. Mr. Fine is the son of J. Allen Fine, Chief Executive Officer and Chairman of the Board of the Company, and brother of W. Morris Fine, Executive Vice President and Secretary of the Company.

James R. Morton was President of J. R. Morton Associates from 1968 until he retired in 1988. He is currently President of TransCarolina Corporation.

Lillard H. Mount was General Counsel to Investors Title Company and its subsidiaries from their incorporation until his retirement in 1998.

J. Allen Fine was the principal organizer of Investors Title Insurance Company and has been Chairman of the Board of that Company, Investors Title Company, and Northeast Investors Title Insurance Company since their incorporation. Mr. Fine served as President of Investors Title Insurance Company until February, 1997 when he was named Chief Executive Officer. Additionally, Mr. Fine serves as Chief Executive Officer of the Company and Northeast Investors Title Insurance Company, and Chairman of the Board of Investors Title Exchange Corporation. Mr. Fine is the father of James A. Fine, Jr., President and Treasurer of the Company, and W. Morris Fine, Executive Vice President and Secretary of the Company.

David L. Francis retired in 1997 as the President of Marsh Mortgage Company, a mortgage banking firm and Marsh Associates, Inc., a property management company where he had been employed since 1963. He serves on the Board of Directors of First Landmark, a Charlotte real estate and property management firm, and is General Partner of the Francis Family Limited Partnership.

A. Scott Parker III founded Today's Home, Inc. in 1975 and has been President of that Company since its incorporation. Today's Home, Inc. manufactures lamps and wall decor for the lodging, hospitality and healthcare industries. He is also managing member of Parker-Jones-Kemp LLC, a developer of furniture showroom properties to the trade.



                             SHAREHOLDER PROPOSALS
     Shareholder proposals to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company on or before December 13, 1999 to be considered for inclusion in the Company's proxy materials relating to that meeting. If a shareholder notifies the Company after February 28, 2000 of an intent to present a proposal at the Company's 2000 Annual Meeting of Shareholders, the Company will have the right to exercise its discretionary voting authority with respect to such proposal without including information regarding such proposal in its proxy materials.

                    OTHER MATTERS TO COME BEFORE THE MEETING
     Management does not know of any other matters that may come before the meeting. However, if any other matters do properly come before the meeting, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.



                              GENERAL INFORMATION
     A copy of the Company's 1998 Annual Report and Form 10-K filed with the Commission, excluding exhibits, can be obtained without charge by writing to the Assistant Secretary of the Company, 121 North Columbia Street, Chapel Hill, North Carolina 27514.



                                             BY ORDER OF THE BOARD OF DIRECTORS

                                         /S/ L. Dawn Martin
                                             L. Dawn Martin
                                             Vice President and Assistant
                                             Secretary

     April 13, 1999

********************************************************************************
                                    APPENDIX

                         (LOGO) INVESTORS TITLE COMPANY


         121 NORTH COLUMBIA STREET, CHAPEL HILL, NORTH CAROLINA 27514


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
              THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 11, 1999

     The undersigned hereby appoints J. Allen Fine and L. Dawn Martin, or any one or more of them, each with power of substitution, as lawful proxy, to vote all shares of common stock of Investors Title Company which the undersigned would be entitled to vote if personally present at the Annual Shareholders' Meeting of Investors Title Company to be held at 121 North Columbia Street, Chapel Hill, North Carolina on Tuesday, May 11, 1999 at 11:00 A.M. E.D.T., and at any adjournment thereof, upon such business as may properly come before the meeting.

     Please sign on reverse exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

 Please sign on reverse side and return in the enclosed postage-paid envelope.

PROXY
PLEASE SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

SHAREHOLDER -----------------------------------  NUMBER OF SHARES --------------



DIRECTORS RECOMMEND A VOTE FOR ELECTION OF THE DIRECTOR NOMINEES LISTED BELOW.


Mark "X" for only one box. If no direction is indicated, shares will be voted "FOR" the following director nominees:

1 - W. MORRIS FINE       2 - LOREN B. HARRELL, JR.      3 - H. JOE KING, JR.     4 - WILLIAM J. KENNEDY III

( ) FOR all nominees     ( ) WITHHOLD all nominees      ( ) Withhold authority to vote for any individual nominee.
                                                            Write number(s) of nominee(s) below.


TO VOTE IN THEIR BEST JUDGMENT WITH RESPECT TO ANY OTHER BUSINESS THAT MAY
PROPERLY COME BEFORE THE MEETING.

                                (Signature) ----------------------------------------------------------------------




Dated ---------------- , 1999



                                (Signature if held jointly) ------------------------------------------------------